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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):		January 23, 2003

Wade Cook Financial Corporation
(Exact name of registrant as specified in its charter)
Nevada	000-29342	81-1772094
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14675 Interurban Avenue South, Seattle, Washington 98168-4664
(Address of principal executive offices)
Registrant's telephone number, including area code: (206) 901-3051
_____________________________________________________________________ (Former Name or Former Address, if Changed Since Last Report)

Item 3. Bankruptcy or Receivership.

On December 19, 2002, a petition for involuntary bankruptcy under Chapter 7 of the United States Bankruptcy Code was filed against Wade Cook Financial Corporation ("WCFC") and against WCFC's wholly-owned subsidiary, the Stock Market Institute of Learning, Inc. ("SMILe"), in the United States Bankruptcy Court for the Western District of Washington at Seattle (the "Bankruptcy Court"). The two cases were consolidated for administrative purposes under Case No. 02-25434TTG7. On January 17, 2003, the Bankruptcy Court entered an Order for Relief against both entities, thereby keeping both entities in bankruptcy. On the same day, the Bankruptcy Court entered an order converting the case from one under Chapter 7 to one under Chapter 11 and directing the appointment of a Chapter 11 trustee. On January 23, the Bankruptcy Court entered an order appointing Diana K. Carey as the trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.
Date: February 3, 2003	/s/ Wade B. Cook Wade B. Cook, Chief Executive Officer